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                            ARTICLES OF INCORPORATION
                                       OF
                     BROADWAY SERIES MANAGEMENT GROUP, INC.


         The undersigned, desiring to form a corporation for profit under the General Corporation Law of Ohio, does hereby certify:

         FIRST: The name of the corporation is Broadway Series Management Group, Inc.

         SECOND: The place in Ohio where the principal office of the corporation is to be located is Cincinnati, Hamilton County, Ohio.

         THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

         FOURTH: The number of shares which the corporation is authorized to have outstanding is 200, all of which shall be common shares without par value.

         FIFTH: The corporation by action of its board of directors may purchase its own shares at any time and from time to time to the extent permitted by law.

         IN WITNESS WHEREOF, the undersigned porator has signed these Articles of Incorporation on this 9th day of May, 1988.


                                                          /s/ F.E.G.
                                                          ---------------------
                                                          Fern E. Goldman, Esq.
                                                          Incorporator